                                                                    EXHIBIT 23.2


                               October 14, 1998

Prentiss Properties Trust
3890 W. Northwest Highway, Suite 400
Dallas, Texas 75220

     Re:  Prentiss Properties Trust: Registration Statement
          on Form S-3; 524,180 Common Shares of
          Beneficial Interest
          -------------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the use of the name of our firm in the above-referenced Registration Statement under the caption "Legal Opinions." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                        Very truly yours,

                                        Ballard Spahr Andrews & Ingersoll, LLP